UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 20, 2004 (July 19, 2004)

HEALTHCARE REALTY TRUST INCORPORATED

(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	1-11852 (Commission File Number)	62-1507028 (IRS Employer Identification No.)

3310 West End Avenue
Suite 700
Nashville, Tennessee 37203
(Address of principal executive offices)

(615) 269-8175
(Registrant’s telephone number, including area code)

    This Form 8-K/A amends the Current Report on Form 8-K, originally filed with the Securities and Exchange Commission (the “Commission”) on July 20, 2004, to change the Item number of the disclosure from Item 5 to Item 9. Accordingly, this information and the related exhibits are being furnished to rather than filed with the Commission.

Item 7. Financial Statements and Exhibits

99.1	Press release dated July 19, 2004, announcing the Company’s offering of approximately 3,500,000 shares of the Company’s common stock
99.2	Slide presentation

Item 9. Regulation FD Disclosure

    On July 19, 2004, Healthcare Realty Trust Incorporated (the “Company”) issued a press release announcing that on July 20, 2004, the Company will begin a public offering of approximately 3,500,000 shares of the Company’s common stock. As part of the offering, the Company also intends to grant its underwriters an option to purchase up to an additional 525,000 shares to cover over-allotments. A copy of this press release is furnished to this 8-K as Exhibit 99.1.

     In connection with the offering, the Company’s representatives will be meeting with certain institutional investors, seeking indications of interest. In connection with these meetings, the Company intends to use the materials contained in the slide presentation that is furnished as Exhibit 99.2 to this 8-K. The information contained in the materials is summary information that is intended to be considered in the context of the Company’s SEC filings and other public announcements. The Company undertakes no duty or obligation to publicly update or revise the information contained in the materials filed as Exhibit 99.2.

     In addition to the historical information contained within, the matters discussed in this 8-K may contain forward-looking statements that involve risks and uncertainties. Some of these risks are discussed in a 10-K filed with the SEC by the Company for the year ended December 31, 2003. Forward-looking statements represent the Company’s judgment as of the date of this 8-K. The Company disclaims any obligation to update forward-looking material.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTHCARE REALTY TRUST INCORPORATED
By:	/s/ Scott W. Holmes Scott W. Holmes

Senior Vice President and Chief Financial Officer

Date: July 20, 2004